Exhibit 99.1

             WALTER INDUSTRIES ANNOUNCES SECOND QUARTER 2006 RESULTS

                - Earnings of $1.24 per Diluted Share Reported -
              - Improved Operating Results in Each Business Group -
  - Mueller Water Products Reports Strong Performance; Spin-Off Progressing as
                                    Planned -

TAMPA, Fla., Aug. 1 /PRNewswire-FirstCall/ -- Walter Industries, Inc. (NYSE:
WLT) today reported earnings of $64.0 million, or $1.24 per diluted share for the second quarter ended June 30, 2006, compared with earnings of $41.5 million, or $0.87 per diluted share in the second quarter last year.

"Each of our three business groups generated improvements in operating results," said Walter Industries Chairman and CEO Gregory E. Hyland. "Mueller Water Products (NYSE: MWA) continues to deliver very strong performance, and the implementation of our synergy program is progressing ahead of schedule. Natural Resources also reported increased operating income in the quarter driven by higher metallurgical coal prices. Additionally, actions taken to address challenges in our Homebuilding business are beginning to pay off, resulting in strong year-over-year improvement."

Hyland added, "We continue to make progress on our value-creation strategy. We successfully completed the initial public offering of Mueller Water Products in the second quarter and we are on track to complete the spin- off of this business before the end of 2006. In addition, we continue to evaluate strategic alternatives for our other businesses, including a potential spin-off of our Homebuilding and Financing group, and both organic and external growth opportunities for Natural Resources."

Consolidated net sales and revenues for the second quarter were $825.7 million, up from $468.0 million in the prior-year period. Current quarter results include the addition of $361.8 million in revenues from Mueller Co. and Anvil. Second quarter 2006 results also reflect revenue growth in the Homebuilding and Financing group, principally as a result of higher average net selling prices for delivered homes versus the prior-year period. Revenues at Natural Resources increased 6.3 percent versus the prior-year period as the Company benefited from its focus on the high-quality, hard coking coal market, and away from the lower-priced steam coal market.

Operating income for the current quarter totaled $138.6 million compared to $65.1 million in the second quarter of 2005. Current period results include $61.6 million from the addition of Mueller Co. and Anvil. Results in the Homebuilding and Financing group improved $6.3 million, primarily driven by stronger margins on homes delivered and lower selling, general and administrative costs. Natural Resources' results improved $4.5 million, reflecting higher metallurgical coal prices, partially offset by increased mining costs at Mine No. 4.

Second Quarter Segment Results by Operating Group

Mueller Water Products

Walter Industries acquired Mueller Water Products on Oct. 3, 2005. Therefore, Mueller Co. and Anvil's results for the quarter ended June 30, 2005 are not included in the prior-year financial statements. Mueller Water Products reported combined net sales and revenues for the period ended June 30, 2006 of $505.5 million and operating income for the period of $72.1 million.

Detail on Mueller Water Products' performance for the quarter ended June 30, 2006 is included in its separate press release issued today.

Natural Resources & Sloss

The Natural Resources business reported revenues in the second quarter of $173.1 million, up 6.3 percent versus the same period last year, primarily driven by a
15.2 percent increase in metallurgical coal prices and 29.4 percent higher realized natural gas prices.

Natural Resources sold 1.4 million tons of metallurgical coal at an average price of $109.55 per short ton FOB port during the quarter, compared to 1.4 million tons of metallurgical coal at an average price of $95.11 per short ton FOB port during the same period last year. Shipments for the second quarter of 2005 also included 395,000 tons of steam coal.

The natural gas operation sold 2.0 billion cubic feet of gas at an average price of $8.49 per thousand cubic feet in the second quarter, versus 1.8 billion cubic feet of gas at $6.56 per thousand cubic feet in the prior- year period. Natural gas prices in the current-year period reflect the benefit of hedging approximately 53 percent of production at $10.05 per thousand cubic feet.

Natural Resources reported operating income of $63.1 million in the second quarter, compared to operating income of $58.6 million in the prior-year period. The increase is primarily due to higher metallurgical coal and natural gas pricing, partially offset by higher costs at Mine No. 4. Cost per ton increased at Mine No. 4, predominantly due to lower production volume relative to the prior-year period as a result of thin seam conditions encountered at the beginning of the current longwall panel, which began in April 2006. The thin seam conditions contributed to reduced longwall advance rates and difficulties with roof control. The longwall at Mine No. 4 has since experienced improved advance rates and its production is expected to be 1.4 million to 1.5 million tons during the second half of 2006.

Sloss Industries, which is included in the "Other" segment, reported revenues for the second quarter of $34.9 million, up $2.2 million from the prior-year period. Operating income for the quarter totaled $2.1 million, down $1.0 million from the prior-year period, reflecting a $1.1 million pre-tax, non-cash asset impairment charge at Sloss' Chemicals Division.

Homebuilding & Financing

The Homebuilding and Financing group reported combined revenues of $120.6 million for the second quarter of 2006, compared to $115.7 million in the prior-year period. The 4.2 percent increase versus the prior-year period was primarily due to increased average home selling prices, partially offset by $1.4 million of lower instalment note prepayment income.

The Homebuilding and Financing group's combined operating income was $6.5 million for the quarter, compared to $0.2 million in last year's second quarter. Current year results reflect a significant improvement in gross margins per home delivered and reduced selling, general and administrative expenses, plus consistent earnings from the mortgage portfolio, compared to the second quarter last year.

Homebuilding completed 754 homes during the quarter at an average net selling price of $85,800. Average selling prices increased 13.5 percent versus the prior-year period, reflecting price increases instituted during the third and fourth quarters of 2005.

Financing's loss provision during the quarter increased $0.6 million versus the prior-year period due to a higher overall portfolio balance, coupled with higher sales of foreclosed houses at slightly lower recovery rates. At June 30, 2006, delinquencies on the mortgage portfolio (the percentage of amounts outstanding more than 30 days past due) were 4.0 percent, unchanged versus the prior-year period.

Results for last year's second quarter included $3.2 million of unusual charges related to repair and rework on homes under construction, supplies inventory write-downs and additional accruals for legal and warranty issues. In the current-year period, the group recorded a $1.2 million allowance for doubtful accounts against receivables in the modular home division. Excluding unusual charges in both periods, operating results improved $4.3 million.

Other

Second quarter corporate expenses, included in the "Other" segment, were $2.0 million lower than the same period last year, reflecting reduced severance costs in the current quarter, partially offset by higher stock-based compensation from the adoption of FAS 123(R), "Share-Based Payment."

Interest expense totaled $42.1 million in the second quarter versus $4.1 million for the same period last year, reflecting the increased debt associated with the Mueller Water Products acquisition. In addition, interest expense for the current period included a $4.1 million write off of unamortized debt expense associated with the partial repayment of Mueller Water Products' term debt in the second quarter.

Non-GAAP Financial Measures

Within this announcement, the Company makes reference to certain non-GAAP financial measures, which have directly comparable GAAP financial measures as identified in this release. These non-GAAP measures are provided so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the underlying performance of the Company for the periods being reported. The reconciliation between GAAP and non-GAAP performance measures is presented in compliance with the provisions of the rules under Regulation G.

Conference Call Web cast

Walter Industries Chairman and CEO Greg Hyland and members of the Company's leadership team will discuss quarterly results and other general business matters on a conference call and live Web cast to be held on Wednesday, Aug. 2, 2006, at 8:30 a.m. Eastern Daylight Time. To listen to the event live or in archive, visit the Company Web site at http://www.walterind.com .

About Walter Industries

Walter Industries, Inc. is a diversified company with consolidated annual revenues of approximately $3.1 billion. The Company is a significant producer of high-quality metallurgical coal and natural gas for worldwide markets and is a leader in affordable homebuilding and financing. Walter Industries is also the majority shareholder of Mueller Water Products, a leading water infrastructure, flow control and water transmission products company. Including Mueller Water, the Company employs approximately 10,000 people. For more information about Walter Industries, please visit the Company Web site at http://www.walterind.com.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among others, changes in customers' demand for the Company's products, changes in raw material, labor, equipment and transportation costs and availability, geologic and weather conditions, changes in extraction costs and pricing in the Company's mining operations, changes in customer orders, pricing actions by the Company's competitors, changes in law, the collection of approximately $14 million of receivables associated with a working capital adjustment arising from the sale of a subsidiary in 2003, potential changes in the mortgage-backed capital markets, and general changes in economic conditions. Those risks also include the timing of and ability to execute on the spin-off of Mueller Water Products, Inc. and any other strategic action that may be pursued. Risks associated with forward-looking statements are more fully described in the Company's and Mueller Water Products' filings with the Securities and Exchange Commission. The Company assumes no duty to update its forward-looking statements as of any future date.

                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                ($ in Thousands)
                                    Unaudited

                                                    For the three months
                                                       ended June 30,
                                                ----------------------------
                                                    2006            2005
                                                ------------    ------------
Net sales and revenues:
 Net sales                                      $    765,113    $    409,563
 Interest income on instalment
  notes                                               50,937          53,110
 Miscellaneous                                         9,683           5,281
                                                     825,733         467,954

Cost and expenses:
 Cost of sales (exclusive of
  depreciation)                                      523,845         296,823
 Depreciation                                         26,627          14,505
 Selling, general and
  administrative                                      91,819          54,015
 Provision for losses on instalment
  notes                                                2,510           1,949
 Postretirement benefits                               4,018           3,234
 Interest expense - mortgage-
  backed/asset-backed notes                           28,958          31,102
 Interest expense - other debt                        42,103           4,097
 Amortization of intangibles                           8,039             923
 Restructuring and impairment
 charges                                               1,361             305
                                                     729,280         406,953

Income from continuing operations
 before income tax expense and
  minority interest                                   96,453          61,001
Income tax expense                                   (31,932)        (19,520)
Income from continuing operations
 before minority interest                             64,521          41,481
Minority interest in net income of
 affiliates, net of income taxes                        (287)             --
Income from continuing operations                     64,234          41,481
Discontinued operations, net of
 income taxes (1)                                       (273)              -
Net income                                      $     63,961    $     41,481

Basic income per share:
Income from continuing operations               $       1.48    $       1.07
Discontinued operations                                (0.01)             --

Net income                                      $       1.47    $       1.07

Weighted average number of shares
 outstanding                                      43,528,991      38,660,846

Diluted income per share:
Income from continuing operations               $       1.25    $       0.87
Discontinued operations                                (0.01)             --

Net income                                      $       1.24    $       0.87

Weighted average number of
 dilutive securities                              52,174,218      49,144,631

(1) 2006 expenses resulted from the Company's sale of its AIMCOR subsidiary in December 2003.

                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                          RESULTS BY OPERATING SEGMENT
                                ($ in Thousands)
                                    Unaudited

                                                    For the three months
                                                       ended June 30,
                                                ----------------------------
                                                    2006            2005
                                                ------------    ------------
NET SALES AND REVENUES:
Mueller Co.                                     $    225,225    $         --
Anvil                                                136,539              --
U.S. Pipe                                            143,718         161,966
 Mueller Water Products                              505,482         161,966

Natural Resources                                    173,094         162,833

Homebuilding                                          64,745          57,117
Financing                                             55,819          58,606
 Homebuilding and Financing Group                    120,564         115,723

Other                                                 37,769          35,531

Consolidating Eliminations                           (11,176)         (8,099)
                                                $    825,733    $    467,954

OPERATING INCOME (LOSS):
Mueller Co.                                     $     52,143    $         --
Anvil                                                  9,506              --
U.S. Pipe                                             10,439          12,121
 Mueller Water Products                               72,088          12,121

Natural Resources                                     63,104          58,618

Homebuilding                                          (6,832)        (13,994)
Financing                                             13,358          14,216
 Homebuilding and Financing Group                      6,526             222

Other                                                 (3,153)         (4,792)

Consolidating Eliminations                                (9)         (1,071)
Operating income                                     138,556          65,098
Other debt interest expense                          (42,103)         (4,097)
Income from continuing operations
 before income tax expense and
 minority interest                              $     96,453    $     61,001

                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                ($ in Thousands)
                                    Unaudited

                                                     For the six months
                                                       ended June 30,
                                                ----------------------------
                                                    2006            2005
                                                ------------    ------------
Net sales and revenues:
 Net sales                                      $  1,459,806    $    717,241
 Interest income on instalment
  notes                                              101,467         106,603
 Miscellaneous                                        17,729          10,391
                                                   1,579,002         834,235

Cost and expenses:
 Cost of sales (exclusive of
  depreciation)                                    1,017,826         535,723
 Depreciation                                         52,320          28,825
 Selling, general and administrative                 182,181          96,585
 Provision for losses on instalment
  notes                                                4,815           5,134
 Postretirement benefits                               8,035           6,472
 Interest expense - mortgage-
  backed/asset-backed notes                           58,934          62,537
 Interest expense - other debt                        84,655           7,709
 Amortization of intangibles                          15,729           1,986
 Credit for estimated hurricane
  insurance losses                                    (1,046)           (556)
 Restructuring and impairment
  charges                                              5,622             610
                                                   1,429,071         745,025

Income from continuing operations
 before income tax expense
  and minority interest                              149,931          89,210
Income tax expense                                   (50,111)        (28,547)
Income from continuing operations
 before minority interest                             99,820          60,663
Minority interest in net income of
 affiliates, net of income taxes                        (287)             --
Income from continuing operations                     99,533          60,663
Discontinued operations, net of
 income taxes (1)                                       (273)           (417)
Net income                                      $     99,260    $     60,246

Basic income per share:
Income from continuing operations               $       2.37    $       1.59
Discontinued operations                                (0.01)          (0.01)

Net income                                      $       2.36    $       1.58

Weighted average number of shares
 outstanding                                      42,024,318      38,130,618

Diluted income per share:
Income from continuing operations               $       1.98    $       1.29
Discontinued operations                                (0.01)          (0.01)

Net income                                      $       1.97    $       1.28

Weighted average number of dilutive
 securities                                       51,354,225      48,851,746

(1) 2006 and 2005 expenses resulted from the Company's sale of its AIMCOR subsidiary in December 2003.

                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                          RESULTS BY OPERATING SEGMENT
                                ($ in Thousands)
                                    Unaudited

                                                     For the six months
                                                       ended June 30,
                                                ----------------------------
                                                    2006            2005
                                                ------------    ------------
NET SALES AND REVENUES:
Mueller Co.                                     $    418,564    $         --
Anvil                                                264,010              --
U.S. Pipe                                            263,452         286,655
 Mueller Water Products                              946,026         286,655

Natural Resources                                    342,192         271,528

Homebuilding                                    $    129,134    $    105,796
Financing                                            111,838         117,699
 Homebuilding and Financing Group                    240,972         223,495

Other                                                 74,217          68,808

Consolidating Eliminations                           (24,405)        (16,251)
                                                $  1,579,002    $    834,235

OPERATING INCOME (LOSS):
Mueller Co.                                     $     86,060    $         --
Anvil                                                 10,861              --
U.S. Pipe                                              5,280          17,601
 Mueller Water Products                              102,201          17,601

Natural Resources                                    127,029          83,160

Homebuilding                                         (13,140)        (22,543)
Financing                                             26,350          28,802
 Homebuilding and Financing Group                     13,210           6,259

Other                                                 (6,285)         (7,270)

Consolidating Eliminations                            (1,569)         (2,831)
Operating income                                     234,586          96,919
Other debt interest expense                          (84,655)         (7,709)
Income from continuing operations
 before income
 tax expense and minority interest              $    149,931    $     89,210

                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                            SUPPLEMENTAL INFORMATION
                                    Unaudited

                                                        For the three months            For the six months
                                                            ended June 30,                ended June 30,
                                                     ---------------------------   ---------------------------
                                                         2006           2005           2006          2005
                                                     ------------   ------------   ------------   ------------
Depreciation ($ in thousands):
 Homebuilding                                        $      1,322   $      1,216   $      2,634   $      2,412
 Financing                                                    340            355            682            715
 Mueller Co.                                                6,650             --         13,356             --
 Anvil                                                      4,923             --          9,924             --
 U.S. Pipe                                                  5,416          6,625         10,738         13,177
 Natural Resources                                          6,700          5,183         12,545         10,230
 Other                                                      1,276          1,126          2,441          2,291
                                                     $     26,627   $     14,505   $     52,320   $     28,825

Amortization of intangibles ($ in thousands):
 Financing                                           $        642   $        923   $      1,339   $      1,986
 Mueller Co.                                                6,269             --         12,538             --
 Anvil                                                      1,128             --          1,852             --
                                                     $      8,039   $        923   $     15,729   $      1,986

Restructuring and impairment charges
 ($ in thousands):
 U.S. Pipe Chattanooga plant shutdown
  costs                                              $        226            $--   $      4,487            $--
 Mine No. 5 shutdown costs                                     --            305             --            610
 Other - Sloss Chemical asset
  impairment                                                1,135             --          1,135             --
                                                     $      1,361   $        305   $      5,622   $        610

Operating Data:

 Homebuilding
  New sales contracts                                         794          1,178          1,570          2,203
  Cancellations                                               158            188            310            366
  Unit completions                                            754            748          1,521          1,398
  Average sale price                                 $     85,800   $     75,600   $     84,700   $     75,200
  Ending homes backlog                                      1,844          2,440          1,844          2,440

Financing
 Delinquencies                                                4.0%           4.0%           4.0%           4.0%
 Prepayment speeds                                           10.2%          10.5%           9.6%          10.4%

U.S. Pipe
 Ending pipe & fittings backlog, tons                      85,557         92,512         85,557         92,512
 Ending pipe & fittings backlog,
  dollars ($ in thousands)                           $     80,005   $     79,726         80,005         79,726

Sloss Industries
 Tons of foundry coke sold                                 24,936         34,708         52,681         69,632
 Tons of furnace coke sold                                 79,194         62,220        152,457        124,470
 Foundry coke average sale price per
  ton                                                $     260.62   $     272.81   $     260.86   $     260.86
 Furnace coke average sale price per
  ton                                                $     209.10   $     205.69   $     208.66   $     208.66

                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                            SUPPLEMENTAL INFORMATION
                                    Unaudited

                                                         For the three months          For the six months
                                                            ended June 30,                ended June 30,
                                                     ---------------------------   ---------------------------
                                                         2006           2005           2006           2005
                                                     ------------   ------------   ------------   ------------
Operating Data:
 Natural Resources
  Tons sold by type (in thousands):
   Metallurgical coal, contracts                            1,409          1,375          2,655          2,402
   Metallurgical coal, spot sales                              --             62             --            144
   Steam coal                                                   2            395            300            787
                                                            1,411          1,832          2,955          3,333

Average sale price per ton:
 Metallurgical coal, contracts                       $     109.55   $      94.08   $     111.02   $      84.17
 Metallurgical coal, spot sales                      $         --   $     117.99   $         --   $     116.00
 Steam coal                                          $      34.70   $      34.75   $      35.02   $      35.01

Tons sold by mine (in thousands):
 Mine No. 4                                                   583            875          1,439          1,563
 Mine No. 7                                                   652            659          1,169          1,137
 Mine No. 5                                                   176            298            347            633
                                                            1,411          1,832          2,955          3,333

Coal cost of sales:
 Mine No. 4 per ton                                  $      63.21   $      39.72   $      54.45   $      40.29
 Mine No. 7 per ton                                  $      51.77   $      45.89   $      50.94   $      56.08
 Mine No. 5 per ton                                  $      71.69   $      54.73   $      77.40   $      53.64
 Mine No. 4 idle costs ($ in thousands) (1)          $        182   $         --   $        182   $         --
 Mine No. 5 idle costs ($ in thousands) (1)          $         --   $      3,560   $         --   $      3,560
 Mine No. 7 idle costs ($ in thousands) (1)          $         --   $         --   $        200   $         --
 Other costs ($ in thousands) (2)                    $      2,868   $      1,678   $      5,493   $      2,705

Tons of coal produced (in thousands)
 Mine No. 4                                                   384            701          1,153          1,665
 Mine No. 7                                                   635            715          1,414          1,297
 Mine No. 5                                                   172            109            439            494
                                                            1,191          1,525          3,006          3,456

Coal production costs per ton: (3)
 Mine No. 4                                          $      55.28   $      32.93   $      41.37   $      29.26
 Mine No. 7                                          $      39.76   $      32.79   $      37.02   $      34.50
 Mine No. 5                                          $      59.05   $      87.81   $      60.56   $      52.35
 Total                                               $      47.55   $      36.76   $      42.12   $      34.52

Natural gas sales, in mmcf (in thousands)                   1,976          1,754          3,807          3,510
Natural gas average sale price per
 mmcf                                                $       8.49   $       6.56   $       8.88   $       6.66
Natural gas cost of sales per mmcf                   $       2.57   $       2.54   $       2.89   $       2.58

(1)  Idle costs are charged to period expense when incurred.
(2)  Consists of charges (credits) not directly allocable to a specific mine.
(3) Coal production costs per ton are a component of inventoriable costs. Other inventoriable costs not included in coal production costs per ton include Company-paid outbound freight, postretirement benefits, asset retirement obligation expenses, royalties and Black Lung excise taxes.

                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                ($ in Thousands)
                                    Unaudited

                                                  June 30,      December 31,
                                                    2006            2005
                                                ------------    ------------
ASSETS
Cash and cash equivalents (1)                   $    363,528    $    137,396
Short-term investments, restricted                    86,998         124,573
Instalment notes receivable, net of
 allowance of $12,847 and
$12,489, respectively                              1,748,334       1,693,922
Receivables, net                                     417,707         351,115
Inventories                                          587,644         551,293
Prepaid expenses                                      30,186          31,320
Property, plant and equipment, net                   626,402         603,350
Unamortized debt expense                              63,724          75,062
Other long-term assets                                95,330          79,303
Identifiable intangibles, net                        850,096         858,122
Goodwill                                             871,583         867,556
                                                $  5,741,532    $  5,373,012

LIABILITIES AND STOCKHOLDERS'
 EQUITY
Accounts payable                                $    192,799    $    161,215
Accrued expenses                                     203,627         213,596
Deferred income taxes                                239,715         215,874
Debt:
 Mortgage-backed/asset-backed notes                1,698,930       1,727,329
 Other debt (1)                                    1,777,482       2,172,453
Accrued interest                                      29,280          32,619
Accumulated postretirement benefits
 obligation                                          272,185         275,336
Other long-term liabilities                          287,773         285,974
Total liabilities                                  4,701,791       5,084,396

Minority interest                                    300,805              --

Stockholders' equity                                 738,936         288,616
                                                $  5,741,532    $  5,373,012

(1) On July 3, 2006, the Company used $183.3 million of cash and cash equivalents to repay 35% of the principal balance of the 10% Senior Subordinated Notes and the 14 3/4% Senior Discount Notes.

                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                            AND COMPREHENSIVE INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 2006
                                ($ in Thousands)
                                    Unaudited
                                                                Comprehensive
                                                   Total           Income
                                                ------------    -------------
Balance at December 31, 2005                    $    288,616

Comprehensive income:
Net income                                            99,260    $      99,260
Other comprehensive income, net of
 tax:
Cumulative foreign currency
 translation adjustment                                1,620            1,620
Net unrealized gain on hedges                         13,027           13,027
Comprehensive income                                            $     113,907
Sale of common stock                                 168,680
Stock issued upon conversion of
 convertible notes                                    25,862
Gain on sale of investment in
 subsidiary through
 initial public offering                             131,141
Stock issued upon exercise of stock
 options                                               3,617
Tax benefit on the exercise of
 stock options                                         6,156
Dividends paid, $0.08 per share                       (3,309)
Stock-based compensation                               4,266

Balance at June 30, 2006                        $    738,936

                                                                 Accumulated
                                                                    Other
                                                 Accumulated    Comprehensive
                                                   Deficit      Income (Loss)
                                                ------------    -------------
Balance at December 31, 2005                    $   (602,002)   $     (61,414)

Comprehensive income:
Net income                                            99,260
Other comprehensive income, net of
 tax:
 Cumulative foreign currency
  translation adjustment                                                1,620
 Net unrealized gain on hedges                                         13,027
Comprehensive income
Sale of common stock
Stock issued upon conversion of
 convertible notes
Gain on sale of investment in
 subsidiary through
 initial public offering
Stock issued upon exercise of stock
 options
Tax benefit on the exercise of
 stock options
Dividends paid, $0.08 per share
Stock-based compensation

Balance at June 30, 2006                        $   (502,742)   $     (46,767)

                                                            Capital in
                                             Common          Excess of        Treasury
                                             Stock           Par Value         Stock
                                          -------------    -------------   -------------
Balance at December 31, 2005              $         598    $   1,210,751   $    (259,317)

Comprehensive income:
Net income
Other comprehensive income, net of tax:
Cumulative foreign currency
 translation adjustment
Net unrealized gain on hedges
Comprehensive income
Sale of common stock                                 26          168,654
Stock issued upon conversion of
 convertible notes                                   15           25,847
Gain on sale of investment in
 subsidiary through
 initial public offering                                         131,141
Stock issued upon exercise of stock
 options                                              5            3,612
Tax benefit on the exercise of stock
 options                                                           6,156
Dividends paid, $0.08 per share                                   (3,309)
Stock-based compensation                                           4,266

Balance at June 30, 2006                  $         644    $   1,547,118   $    (259,317)

                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                ($ in Thousands)
                                    Unaudited

                                                                   For the six months
                                                                     ended June 30,
                                                               ---------------------------
                                                                   2006           2005
                                                               ------------   ------------
OPERATING ACTIVITIES
Net income                                                     $     99,260   $     60,246
Adjustments to reconcile income to net cash
 provided by continuing operations:
Minority interest in net income of
 affiliates, net of tax                                                 287             --
Discontinued operations, net of tax                                     273            417
Provision for losses on instalment notes receivable                   4,815          5,134
Depreciation                                                         52,320         28,825
Restructuring and impairment charges                                  1,135             --
Provision for deferred income taxes                                  23,422         12,531
Tax (benefit on) provision for the exercise
 of employee stock options                                           (6,156)        13,704
Amortization of intangibles                                          15,729          1,986
Amortization of debt expense                                         11,353          3,202
Other                                                                20,813          2,405

Decrease (increase) in assets:
 Receivables                                                        (71,311)       (36,831)
 Inventories                                                        (31,971)       (60,716)
 Prepaid expenses                                                     1,975         (2,241)
Increase (decrease) in liabilities:
 Accounts payable                                                    11,258         18,391
 Accrued expenses                                                   (15,401)        (2,665)
 Accrued interest                                                    (3,339)          (410)
Cash flows provided by continuing operations                        114,462         43,978
Cash flows used in discontinued operations                             (273)          (417)
Cash flows provided by operating activities                         114,189         43,561

INVESTING ACTIVITIES
Acquisitions, net of cash acquired                                   (5,095)            --
Notes from sales and resales of homes, purchases
 of loans, repossessions and write-offs                            (253,435)      (213,772)
Cash collections on accounts and
 payouts in advance of maturity                                     194,208        222,104
Decrease in short-term investments, restricted                       37,575          4,656
Additions to property, plant and equipment                          (84,006)       (48,088)
Cash proceeds from sale of property, plant and equipment              3,916          5,923
Decrease in investments                                                  14          3,454
Cash flows used in investing activities                            (106,823)       (25,723)

FINANCING ACTIVITIES
Issuances of mortgage-backed/asset-backed notes                      97,600         71,732
Retirements of mortgage-backed/asset-backed notes                  (126,080)      (138,054)
Proceeds from issuance of other debt                                     --         83,500
Retirements of other debt                                          (375,476)       (63,500)
Sale of common stock                                                168,680             --
Proceeds from initial public offering                               429,325             --
Tax benefit on the exercise of employee stock options                 6,156             --
Increase in the dollar value of bank checks outstanding              20,795             --
Other                                                                  (364)        10,767
Cash flows provided by (used in) financing activities               220,636        (35,555)

Effect of exchange rate changes on cash                              (1,870)            --

Net increase (decrease) in cash and cash equivalents                226,132        (17,717)
Cash and cash equivalents at beginning of period                    137,396         46,924
Cash and cash equivalents at end of period                     $    363,528   $     29,207

SOURCE  Walter Industries, Inc.
    -0-                             08/01/2006
    /CONTACT: Investors, Joseph J. Troy, Sr. Vice President, +1-813-871-4404, or jtroy@walterind.com, or media, Michael A. Monahan, Director - Corporate Communications, +1-813-871-4132, or mmonahan@walterind.com, both of Walter Industries/
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              AP Archive:  http://photoarchive.ap.org
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    /Web site:  http://www.walterind.com /